PRIVATE EQUITY LINE OF CREDIT AGREEMENT
                                      Among
                      DEERE PARK CAPITAL MANAGEMENT, INC.,
                     PROFUTURES SPECIAL EQUITIES FUND, L.P.
                                       And
                         FORTUNE FINANCIAL SYSTEMS, INC.
                          Dated as of October 28, 1997


         PRIVATE EQUITY LINE OF CREDIT AGREEMENT dated as of October 28, 1997 (the "Agreement"), among DEERE PARK CAPITAL MANAGEMENT, INC., a corporation organized and existing under the laws of the State of Illinois, as nominee ("Deere Park"), PROFUTURES SPECIAL EQUITIES FUND, L.P., a Delaware limited partnership ("ProFutures" and, together with Deere Park the "Investors"), and FORTUNE FINANCIAL SYSTEMS, INC., a corporation organized and existing under the laws of the State of Nevada (the "Company").

                                    RECITALS
                                    --------

               A. The parties desire that, upon the terms and subject to the conditions contained herein, the Company shall issue to the Investors, and the Investors shall purchase from the Company, from time to time as provided herein, the Company's 5% Convertible Preferred Stock, par value $.001 per share, having those rights and preferences set forth in Exhibit A hereto (the "Preferred Stock"), for an aggregate purchase price of up to $20,000,000.

               B.  Except  as  otherwise   provided  in  this  Agreement,   such
investments will be made in reliance upon the provisions of Section 4(2) promulgated by the Securities and Exchange Commission under the United States Securities Act of 1933, as amended, and/or upon such other exemption from the registration requirements of the Securities Act as may be available with respect to any or all of the investments in Preferred Stock to be made hereunder.

               NOW, THEREFORE, in consideration of the foregoing Recitals which are hereby incorporated by this reference and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I
                               Certain Definitions

      Section 1.1 "Call." See Section 2.3(a).

      Section 1.2 "Call Date" or "Optional Purchase Date" means the date the Company draws down a portion of the subscription amount pursuant to Section 2.3.

      Section 1.3 "Closing" means the consummation of each purchase and sale of Preferred Stock pursuant to Section 2.1.

      Section 1.4 "Closing Date" means, with respect to each purchase and sale of Preferred Stock pursuant to this Agreement, (i) with respect to the Initial Shares, the first business day following execution of this Agreement and satisfaction of all conditions set forth in Section 3.1, and (ii) with respect to Optional Shares, the third Trading Day after an Optional Purchase Date, provided in each case that all conditions to the applicable Closing have been satisfied.

      Section 1.5 "Commitment Period" means the period commencing on the Effective Date and expiring on the earlier to occur of (x) the date on which the Investors shall have purchased Preferred Stock pursuant to this Agreement for an aggregate Purchase Price of $20,000,000, (y) the date this Agreement is terminated pursuant to Section 2.6, or (z) the second anniversary of the Effective Date.

      Section 1.6 "Condition Satisfaction Date." See Section 3.2.

      Section 1.7 "Conversion Notice" means the written form of notice given to notify the Company that an Investor is exercising its option to convert the Preferred Stock to Common Stock, and directing the Company or its transfer agent to issue and deliver to the party indicated, a certificate or certificates representing the Common Shares received upon conversion.

      Section 1.8 "Effective Date" means the date on which the SEC declares effective the Registration Statement described in Section 3.2(a).

      Section 1.9 "Equity Offerings" means the issuance or sale by the Company in a transaction exempt from or not subject to the registration requirements of the Securities Act of any shares of the Company's Common Stock, par value $0.001 per share (the "Common Stock"), or securities which are convertible into or exchangeable for its Common Stock or any warrants, options or other rights to subscribe for or purchase its Common Stock or any such convertible or exchangeable securities (other than shares of Common Stock which may be issued upon exercise of options under the Company's employee or director stock option plans, upon the conversion or exchange of convertible or exchangeable securities or upon the exercise of warrants, or other rights, which options, convertible or exchangeable securities, warrants or other rights are outstanding on the date of execution and delivery of the Agreement and are described in Section 5.4(a) of this Agreement (other than the Warrants) and other than (x) shares of Common Stock which may be issued upon exercise of options granted under such plans, (y) shares of Common Stock which may be issued upon exercise of the Warrants, and
(z) shares of Common Stock or securities which are convertible into or exchangeable for Common Stock or any warrants, options or other rights to subscribe for or purchase Common Stock or any such convertible or exchangeable securities issued in business combinations or strategic corporate partnering transactions.)

      Section 1.10 "Escrow Agent" means, initially, LaSalle National Bank, or such other entity or individual mutually agreed to by the Company and Deere Park.

      Section 1.11 "Escrow Agreement" means that certain Escrow Agreement to be entered into among the Company, the Escrow Agent and Deere Park, as the same may be amended from time to time.

      Section 1.12 "Exchange Act" means the United States Securities Exchange Act of 1934, as amended.

      Section 1.13 "Holdback Shares" means those 20,000 shares of Preferred Stock which the Investors agree to purchase, and the Company, at its option, may sell pursuant to Section 2.2(a).

      Section 1.14 "Initial Closing Date" means the date upon which the Closing of the purchase and sale of the Initial Shares shall occur.

      Section 1.15 "Initial Shares." See Section 2.2.

      Section 1.16 "Investment Amount" means the amount required to be invested by the Investors with respect to any Optional Purchase Date as notified by the Company to the Investors in accordance with Section 2.5 hereof.

      Section 1.17 "Market Price" means (i) with respect to a conversion of Preferred Stock by an Investor in accordance with the terms of this Agreement and the terms of the Preferred Stock, the average of the closing bid price (as reported by Bloomberg L.P.) of the Company's Common Stock over the 10-Trading Day period immediately preceding the date of the applicable Conversion Notice and (ii) if the Company elects to issue Common Stock instead of Preferred Stock in accordance with Section 2.3, the average of the closing bid price (as reported by Bloomberg L.P.) of the Company's Common Stock over the 10-Trading Day period immediately following the applicable Call Date.

      Section 1.18 "Material Adverse Effect" means an effect on the business, operations, properties, prospects, or financial condition of the Company which has a material adverse effect on the trading market for the shares of Common Stock of the Company, but only so long as there is a "material adverse effect" on the trading market for the shares of Common Stock of the Company.

      Section 1.19 "NASD" shall mean the National Association of Securities Dealers, Inc.

      Section 1.20 "Optional Purchase Date" shall mean a Trading Day during the Commitment Period on which the Company elects by delivery of an Optional Purchase Notice pursuant to Section 2.5 to sell Preferred Stock or Common Stock to the Investors, in conformity with the provisions of this Agreement.

      Section 1.21 "Optional Purchase Notice." See Section 2.5.

      Section 1.22 "Optional Shares." See Section 2.3(a).

      Section 1.23 "Principal Market" means the Nasdaq National Market, the Nasdaq Small-Cap Market, the American Stock Exchange or the New York Stock Exchange, whichever is at the time the principal trading exchange or market for the Company's Common Stock.

      Section 1.24 "Registration Rights Agreement." See Section 2.7.

      Section 1.25 "Registration Statement." See Section 3.2(a).

      Section 1.26 "SEC" shall mean the Securities and Exchange Commission.

      Section 1.27 "Securities Act" shall mean the United States Securities Act of 1933, as amended.

      Section 1.28 "SEC Documents" shall mean registration statements, reports and documents, including proxy statements filed with the SEC pursuant to the Securities Act or Exchange Act.

      Section 1.29 "Subscription Date" shall mean the date of this Agreement.

      Section 1.30 "Trading Cushion" shall mean the mandatory 30 Trading Days between Optional Purchase Dates.

      Section 1.31 "Trading Day" shall mean any day during which the Principal Market shall be open for business.

      Section 1.32 "Warrants." See Section 2.7.



                                   ARTICLE II
                      Purchase and Sale of Preferred Stock

      Section 2.1 Investments. Upon the terms and conditions set forth herein (including, without limitation, the provisions of Article III hereof), during the Commitment Period the Company shall issue and sell to the Investors, and the Investors shall purchase from the Company, Preferred Stock.

      Section 2.2 Initial Purchase. The Company agrees to sell and the Investors agree to purchase up to 40,000 shares of Preferred Stock (the "Initial Shares") at a price of $100.00 per share. 20,000 shares of the Initial Shares shall be purchased and sold on the Initial Closing Date and the balance (the "Holdback Shares") shall be purchased and sold at such time as the conditions set forth in
Section 3.2 have been satisfied; provided, however, that at any time prior to the Closing for the Holdback Shares, the Company with written notice to the Investors may decline to sell the Investors the Holdback Shares.

      Section 2.3. Optional Shares.

               (a) In addition to the purchase of the Initial Shares and the Holdback Shares, pursuant to Section 2.2, the Investors agree to make purchases of shares of Preferred Stock for up to Sixteen Million Dollars ($16,000,000) in the aggregate (the "Optional Shares"). During the Commitment Period, the Company will be obligated to draw down a minimum of Seven Million Five Hundred Thousand

Dollars ($7,500,000) excluding the Initial Shares commitment and the Holdback Shares (the "Minimum Drawdown"), from the full subscription commitment of $20,000,000.

               Subsequent to the  satisfaction  of the  conditions  described in
Section 3.2, the Company shall have the option of issuing Preferred Stock in an aggregate amount of a Call (as defined below) or issuing unlegended, registered shares of Common Stock. In the event the Company determines to issue Common Stock, the price of the Common Stock shall be equal to 93% of the Market Price.

               Each purchase of Optional Shares shall occur on an Optional Purchase Date. The Company will have the option to set the date of each draw down (which date shall be not less than ten (10) Trading Days following the date of issuance of the applicable Optional Purchase Notice) and the Investment Amount relating to such draw down (each, a "Call"); provided, however, that (i) under no circumstances will shares in excess of 20% of the Company's currently outstanding shares be issued pursuant to this Agreement; (ii) the average daily trading volume of the Company's Common Stock over the course of the previous sixty days preceding each Call must be greater than 80,000 shares per Trading Day as reported by Bloomberg L.P.; and (iii) no Call may be made if the closing bid price per share of the Company's Common Stock is less than $4.00 for any five (5) of the ten (10) Trading Days immediately preceding the Call Date. In addition, the Company shall not deliver an Optional Purchase Notice until the expiration of an applicable Trading Cushion.

               (b) The Company may in its sole discretion on any Optional Purchase Date sell to the Investors the number of shares of Preferred Stock determined by dividing the Investment Amount by the per share purchase price equal to $100.00 or the number of shares of Common Stock determined by dividing the Investment Amount by 93% of the Market Price of the Common Stock. The Investment Amount relating to each Call shall be determined by the Company, shall be in the minimum amount of $100,000 and may be in increments of $10,000 in excess thereof but shall not exceed $1,500,000. Notwithstanding the foregoing, the Company and the Investors may by mutual agreement from time to time provide for a greater Investment Amount per Call.

      Section 2.4       Closings.

               (a) With respect to the sale of the Initial Shares (i) on or before the Initial Closing Date, the Company shall deliver to the Investors two or more certificates aggregating a total of 20,000 shares of Preferred Stock to be purchased by the Investors pursuant to Section 2.2, registered in the names of the Investors as designated in writing by the Investors or, at an Investor's option, deposit such certificates into such account or accounts previously designated by the Investor and (ii) on or before the Initial Closing Date the Investors shall deliver or cause to be delivered to the Company the amount of $2,000,000 by wire transfer of immediately available funds to one or more accounts designated by the Company.

               (b) With respect to each Closing relating to Optional Shares (i) concurrently with delivery of the Optional Purchase Notice to the Investors, the Company shall deliver to the Escrow Agent for deposit into escrow one or more certificates representing the number of shares to be purchased by the Investors pursuant to Section 2.3, such shares to be registered in the names of the

Investors as designated in writing by the Investors or, at an Investor's option, deposited in such account or accounts as previously designated by the Investor,
(ii) on or before the Closing Date, the Investors shall deliver to the Escrow Agent for deposit into escrow the Investment Amount by wire transfer to the account designated in the Escrow Agreement and (iii) following delivery of the Investment Amount by the Investors, the Escrow Agent shall be directed to deliver the certificates representing the shares described in clause (i) to the Investors and release the Investment Amount to the Company.

               (c) In addition, on or prior to each Closing Date, each of the Company and the Investors shall deliver all documents, instruments and writings required to be delivered or reasonably requested by either of them pursuant to this Agreement in order to implement and effect the transactions contemplated herein. Delivery of certificates to escrow shall occur three (3) business days following the Effective Date or Call Date, as applicable. Payment of funds to the Company shall occur out of escrow on the business day following receipt of the related stock certificates, concurrently with delivery of such certificates to the Investors.

      Section 2.5  Mechanics of Exercise Relating to Optional Shares.

               (a) Delivery of Optional Purchase Notice. At any time during the Commitment Period, the Company may deliver written notices to the Investors (each such notice hereinafter referred to as an "Optional Purchase Notice") setting forth the Investment Amount, subject to the limitations imposed by Sections 2.3 and 3.2 herein, which the Company proposes to draw down. Any Optional Purchase Notice shall be revocable within three (3) business days after delivery to the Investors at the Company's option. The Company may not deliver an Optional Purchase Notice to the Investors if the events described in Section
2.6 occur or if the conditions set forth in Article III are not satisfied. If any of the events described in Section 2.6 occur on or after the date on which an Optional Purchase Notice is given, but prior to the closing of the transaction on the Closing Date associated with such Optional Purchase Notice, or if the conditions set forth in Section 2.3(a) or Article III are not satisfied as of the Closing Date (subject to any extension as mutually agreed by the Company and the Investors), such Optional Purchase Notice shall be null, void and of no further force or effect.

               (b) Date of Delivery of Optional Purchase Notice. An Optional Purchase Notice shall be deemed delivered on (i) the Trading Day it is received by facsimile or otherwise by the Investors if such notice is received prior to 5:00 P.M. Chicago time, or (ii) the immediately succeeding Trading Day if it is received by facsimile or otherwise after 5:00 P.M. Chicago time. No Optional Purchase Notice may be delivered or deemed delivered, on a day which is not a Trading Day.

      Section 2.6 Termination or Suspension of Investment Obligation. The Investors shall not be required to purchase any Optional Shares from the Company on any Closing Date nor may an Optional Purchase Notice be delivered at any time during the Commitment Period that there shall exist any one or more of the following: (i) the withdrawal of the effectiveness of the Registration Statement, (ii) the Company's failure to satisfy in all material respects the requirements in Section 3.2, or (iii) any failure or interruption in the compliance in all material respects with the Company's covenants provided in
Article VI; provided, however that the obligation of the Investors to purchase Optional Shares shall be terminated (including with respect to a Closing Date which has not yet occurred) in the event that (x) there shall occur any stop order or suspension of the effectiveness of the Registration Statement, for any reason other than as a result of subsequent corporate developments which would require such Registration Statement to be amended to reflect such event in order to maintain its compliance with the disclosure requirements of the Securities Act, or (y) the Company shall at any time fail to comply with the requirements of Sections 6.3, 6.4, 6.5 or 6.6.

               Section 2.7  Commitment Fee.

               (a) On the Initial  Closing  Date,  the Company will issue to the
Investors warrants, exercisable beginning on the eleventh (11th) Trading Day following the Effective Date (collectively the "Warrants") and then exercisable at any time over the following three year period, to purchase an aggregate of 500,000 shares of Common Stock at the following prices: (i) 250,000 shares at a price of $6.00 per share, and (ii) 250,000 shares at a price of $7.00 per share. The shares of Common Stock to be issued upon exercise of the Warrants shall be registered for resale on the Registration Statement referenced in Section 3.2(a) herein. The resale by the Investors of Common Stock issuable upon exercise of the Warrants shall be subject to a registration rights agreement (the "Registration Rights Agreement") to be entered into between the Company and the Investors on the Initial Closing Date.

               (b) If the Minimum Drawdown is not drawn down by the Company during the Commitment Period pursuant to this Agreement, the Company shall issue additional three (3) year warrants to the Investors to purchase an additional 200,000 shares in the aggregate at the greater of the Market Price of the Company's Common Stock on the last Trading Day of the Commitment Period and $5.00 per share of Common Stock, the issuance of which shall be the sole remedy of the Investors for the Company's failure to effect the Minimum Drawdown. Such additional warrants shall be subject to the same terms and conditions as the Warrants. Each of the Warrants shall be in form and substance reasonably acceptable to the Company and the Investors. The Company agrees that a breach of its obligations under this Section 2.7(b) could cause the Investors irreparable injury and that monetary damages may not be an adequate remedy for any such breach. In the event of a breach or threatened breach by the Company of this
Section 2.7(b), the Company agrees that the Investors are entitled to equitable relief in any court of competent jurisdiction, including the remedy of specific performance, in addition to all other remedies available to the Investors at law or in equity. Notwithstanding anything to the contrary set forth herein, in the event that the Investors are not obligated to purchase Optional Shares by reason of the failure of the Company to satisfy the condition set forth in Section 3.2(f) hereof, the Company shall be relieved of its obligation to issue the additional warrants pursuant to this Section 2.7(b).


                                   ARTICLE III
                              Conditions to Closing

      Section 3.1 Conditions Precedent to the Obligations to Issue and Sell Stock by the Company and to Purchase Stock by the Investors.

               (a) Conditions Precedent to Company's Obligation. The obligation hereunder of the Company to issue and sell Initial Shares, Holdback Shares and

Optional Shares to the Investors incident to each Closing is subject to the satisfaction, at or before each such Closing, of each of the conditions set forth below.

                        (i) Accuracy of the Investors' Representations and Warranties. The representations and warranties of the Investors shall be true and correct in all material respects as of the date of this Agreement and as of the date of each Closing as though made at each such time.

                 (ii) Performance by the Investors. The Investors shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Investors at or prior to such Closing.

                        (iii) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which, in the reasonable opinion of the Company and its legal counsel, prohibits or materially adversely affects any of the transactions contemplated by this Agreement, and no proceeding shall have been commenced which may have the effect of prohibiting or materially adversely affecting any of the transactions contemplated by this Agreement.

               (b) Conditions Precedent to the Investors' Obligations. The obligation hereunder of the Investors to purchase Initial Shares is subject to the satisfaction, at or before the Initial Closing Date, of each of the conditions set forth below:

                        (i) Accuracy of the Company's Representations and Warranties. The representations and warranties of the Company shall be true and correct in all material respects as of the Initial Closing Date as though made at such time with respect to all periods, and as to all events and circumstances occurring or existing to and including the Initial Closing Date.

                        (ii) Performance by the Company. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Initial Closing Date.

                        (iii) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits or materially adversely affects any of the transactions contemplated by this Agreement, and no proceeding shall have been commenced which may have the effect of prohibiting or materially adversely affecting any of the transactions contemplated by this Agreement.

                        (iv) Adverse Changes. Since June 30, 1997, no event which had or is reasonably likely to have a Material Adverse Effect (as that term is defined in Section 5.5 hereof) has occurred.



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

                        (v) Legal Opinions. The Company shall have caused to be delivered to the Investors an opinion of the Company's independent counsel in form and substance reasonably acceptable to the Investors and their counsel.

                        (vi) Officer's Certificate. The Company shall have delivered to the Investors a certificate dated as of the Initial Closing Date executed by an executive officer of the Company and to the effect that all the conditions to such Closing have been satisfied as at the date of each such certificate.

                        (viii) Security and Pledge Agreements. In order to secure performance of the Company's obligations under Section 6.10(b) of this Agreement, the Company shall have delivered or caused to have been delivered to the Investors (A) a Security and Pledge Agreement in form and substance satisfactory to the Investors pursuant to which the Company grants to the Investors a security interest in all of its assets; (B) one or more Financing Statements on Form UCC-1 showing the Company as Debtor and the Investors as Secured Parties and evidencing the grant of security described in (A) hereof; and (C) one or more Pledge Agreements in form and substance satisfactory to the Investors executed by one or more current stockholders of the Company and granting to the Investors a perfected security interest in 2,000,000 shares of Common Stock of the Company.

                        (ix) Other. The Investors shall have received and been reasonably satisfied with such other certificates and documents as shall have been reasonably requested by the Investors in order for the Investors to confirm the Company's satisfaction of the conditions set forth in this Agreement.

      Section 3.2 Conditions Precedent to the Right of the Company to Deliver an Optional Purchase Notice and the Obligation of the Investors to Purchase Stock. The right of the Company to deliver an Optional Purchase Notice and the obligation of the Investors hereunder to acquire and pay for Optional Shares incident to a Closing for the sale and purchase of Optional Shares or the Holdback Shares is subject to the satisfaction, on the date of delivery of such Optional Purchase Notice and on the applicable Closing Date (each a "Condition Satisfaction Date") of each of the following conditions.

               (a)      Registration of the Common Stock with the SEC.

                        (i) The Company shall have filed with the SEC a registration statement on Form S-1 or otherwise appropriate form (the "Registration Statement") for the registration of the resale by the Investors of Common Stock to be acquired pursuant to this Agreement (including Common Stock to be issued upon conversion of the Preferred Stock and upon exercise of the Warrants) under the Securities Act, which Registration Statement shall have been declared effective by the SEC on the Effective Date, no later than 120 days subsequent to the Initial Closing Date, and no stop order or suspension or withdrawal of the effectiveness of or with respect to any such registration statement or any other suspension of the use of any such registration statement or related prospectus shall have been issued by the SEC or any state securities commission during the Commitment Period; and the Company shall be in compliance in all material respects with the terms of the Registration Rights Agreement.

                        (ii) The Company shall have filed with the SEC a registration statement on Form 10 or otherwise appropriate form for the registration of the Company's Common Stock pursuant to Section 12(g) of the Exchange Act, which registration statement shall have been declared effective by the SEC no later than 120 days subsequent to the Initial Closing Date, and no stop order or suspension or withdrawal of the effectiveness of or with respect to any such registration statement or any other suspension of the use of any such registration statement or related prospectus shall have been issued by the SEC or any state securities commission during the Commitment Period.

                        (iii) The Company shall have filed a listing application for the Common Stock with the American Stock Exchange or another Principal Market, have been approved for listing and trading of the Common Stock on the Principal Market and commenced trading on the Principal Market.

               (b) Effective Registration Statement. The Registration Statement shall have previously become effective and shall remain effective on each Closing Date and for so long as the Investors hold any shares of Preferred Stock or Common Stock and (i) neither the Company nor the Investors shall have received notice that the SEC has issued or intends to issue a stop order with respect to the Registration Statement or that the SEC otherwise has suspended or withdrawn the effectiveness of the Registration Statement, either temporarily or permanently, or intends or has threatened to do so, and (ii) no other suspension of the use of the Registration Statement or prospectus shall exist pursuant to the Registration Rights Agreement.

               (c) Accuracy of the Company's Representations and Warranties. The
representations and warranties of the Company shall be true and correct in all material respects as of each Closing Date as though made at each such time (except for representations and warranties specifically made as of a particular date) with respect to all periods, and as to all events and circumstances occurring or existing to and including each Closing Date (provided, however, that if the Investors are aware of any inaccuracy or breach of any representation or warranty, the Investors shall give written notice thereof to the Company.

               (d) Performance by the Company. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to each Closing Date (provided, however, that if the Investors are aware of any failure of compliance by the Company with any such covenant, agreement or condition, the Investors shall give written notice thereof to the Company.

               (e) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits or materially adversely affects any of the transactions contemplated by this Agreement, and no proceeding shall have been commenced which may have the effect of prohibiting or materially adversely affecting any of the transactions contemplated by this Agreement.

               (f) Adverse Changes. Since June 30, 1997, no event which had or is reasonably likely to have a Material Adverse Effect (as that term is defined in Section 5.5 hereof) has occurred.

               (g) No Suspension of Trading In or Delisting of Common Stock. The trading of the Common Stock shall not have been suspended by the SEC, the Principal Market or the National Association of Securities Dealers, Inc. (the "NASD") and the Common Stock shall have been approved for listing or quotation on and shall not have been delisted from the Principal Market. The issuance of shares of Preferred Stock with respect to the applicable Closing, if any, shall not violate the shareholder approval requirements of the Principal Market.

               (h) Legal Opinions. The Company shall have caused to be delivered to the Investors, (i) within five (5) Trading Days prior to the effective date of the Registration Statement and (ii) to the extent provided by Section 3.3, an opinion of the Company's independent counsel in form and substance reasonably acceptable to the Investors and their counsel, addressed to the Investors stating, inter alia, that nothing shall have come to such counsel's attention that causes such counsel to believe that the Registration Statement (if applicable, as amended to the date thereof) contains an untrue statement of material fact or omits a material fact required to make the statements contained therein, not misleading or that the underlying prospectus (if applicable, as so amended or supplemented) contains an untrue statement of material fact or omits a material fact required to make the statements contained therein, in light of the circumstances in which they were made, not misleading, except with respect to the financial statements and the notes thereto and the schedules and other financial and statistical data derived therefrom in the Registration Statement or the Prospectus, as to which such counsel shall express no opinion; provided, however, that in the event that such an opinion cannot be delivered by the Company's independent counsel to the Investors, the Company shall promptly revise the Registration Statement and shall not deliver an Optional Purchase Notice. If an Optional Purchase Notice shall have been delivered in good faith without knowledge by the Company that an opinion of independent counsel cannot be delivered as required, the Company may postpone such Closing Date for a period of up to five (5) Trading Days until such an opinion is delivered to the Investors (or such Closing shall otherwise be canceled). The Company's independent counsel shall also deliver to the Investors on the Initial Closing Date an opinion in form and substance satisfactory to the Investors and their counsel addressing, among other things, corporate matters and the exemption from registration under the Securities Act of the issuance of the Initial Shares by the Company to the Investors under this Agreement.

               (i) Officer's Certificate. The Company shall have delivered to the Investors, on each Closing Date, a certificate dated as of such Closing Date, executed by an executive officer of the Company and to the effect that all the conditions to such Closing have been satisfied as at the date of each such certificate.

               (j) Due Diligence. No dispute between the Company and the Investors shall exist pursuant to Section 3.3 as to the adequacy of the disclosures contained in the Registration Statement.

               (k) Timely Issuance of Common Stock Upon Conversion. The Company shall have issued all shares of Common Stock for which it therefore shall have received appropriate Conversion Notices from the Investors.

               (l) Escrow Agreement. The Company, Deere Park, as agent for the Investors, and the Escrow Agent shall have entered into an Escrow Agreement in form and substance reasonably satisfactory to all parties thereto.

               (m) Other. On each Closing Date, the Investors shall have received and been reasonably satisfied with such other certificates and documents as shall have been reasonably requested by the Investors in order for the Investors to confirm the Company's satisfaction of the conditions set forth in Section 3.2.

      Section 3.3 Due Diligence Review. The Company shall make available for inspection and review by the Investors, advisors to and representatives of the Investors (who may or may not be affiliated with the Investors), any underwriter participating in any disposition of Common Stock on behalf of the Investors pursuant to the Registration Statement, any such registration statement or amendment or supplement thereto or any blue sky, NASD or other filing, all financial and other records, all SEC Documents and other filings with the SEC, and all other corporate documents and properties of the Company as may be reasonably necessary for the purpose of such review, and cause the Company's officers, directors and employees to supply all such information reasonably requested by the Investors or any such representative, advisor or underwriter in connection with such Registration Statement (including, without limitation, in response to all questions and other inquiries reasonably made or submitted by any of them), prior to and from time to time after the filing and effectiveness of the Registration Statement for the sole purpose of enabling the Investors and such representatives, advisors and underwriters and their respective accountants and attorneys to conduct initial and ongoing due diligence with respect to the Company to confirm the accuracy of the Registration Statement.

               The Company shall not disclose non-public information to the Investors, advisors to or representatives of the Investors unless prior to disclosure of such information the Company identifies such information as being non-public information and provides the Investors, such advisors and representatives with the opportunity to accept or refuse to accept such non-public information for review. The Company may, as a condition to disclosing any non-public information hereunder, require the Investors' advisors and representatives to enter into a confidentiality agreement in form reasonably satisfactory to the Company and the Investors.

               Nothing herein shall require the Company to disclose non-public information to the Investors, their respective advisors or representatives, and the Company represents that it does not disseminate non-public information to any investor who purchases stock in the Company in a public offering, to money managers or to securities analysts, provided, however, that notwithstanding anything herein to the contrary, the Company will, as hereinabove provided, immediately notify the advisors and representatives of the Investors and underwriters, if any, of any event or the existence of any circumstance (without any obligation to disclose the specific event or circumstance) of which it becomes aware, constituting non-public information (whether or not requested of the Company specifically or generally during the course of due diligence by such persons or entities), which, if not disclosed in the prospectus included in the

Registration Statement would cause such prospectus to include a material misstatement or to omit a material fact required to be stated therein in order to make the statements therein, in light of the circumstances in which they were made, not misleading. Nothing contained in this Section 3.3 shall be construed to mean that such persons or entities other than the Investors (without the written consent of the Investors prior to disclosure of such information) may not obtain non-public information in the course of conducting due diligence in accordance with the terms of this Agreement and nothing herein shall prevent any such persons or entities from notifying the Company of their opinion that based on such due diligence by such persons or entities, that the Registration Statement contains an untrue statement of a material fact or omits a material fact required to be stated in the Registration Statement or necessary to make the statements contained therein, in light of the circumstances in which they were made, not misleading; provided, however, that in no event shall the Investors' advisors or representatives disclose to the Investors the nature of the specific event or circumstances constituting any non-public information discovered by such advisors or representatives in the course of their due diligence (without the written consent of the Investors prior to disclosure of such information).

               The Investors'  advisers or  representatives  shall make complete disclosure to the Investors' independent counsel of all events or circumstances constituting non-public information discovered by such advisors or representatives in the course of their due diligence upon which such advisors or representatives form the opinion that the Registration Statement contains an untrue statement of a material fact or omits a material fact required to be stated in the Registration Statement or necessary to make the statements contained therein, in the light of the circumstances in which they were made, not misleading. Upon receipt of such disclosure, the Investors' independent counsel shall consult with the Company's independent counsel in order to address the concern raised as to the existence of a material misstatement or omission and to discuss appropriate disclosure with respect thereto. In the event after such consultation the Investors' independent counsel believes that the Registration Statement contains an untrue statement of a material fact or omits a material fact required to be stated in the Registration Statement or necessary to make the statements contained therein, in light of the circumstances in which they were made, not misleading, (x) the Company shall file with the SEC an amendment to the Registration Statement responsive to such alleged untrue statement or omission and provide the Investors, as promptly as practicable with copies of the Registration Statement and related prospectus, as so amended, (y) if the Company disputes the existence of any such material misstatement or omission, (i) the Company's independent counsel shall provide the Investors' independent counsel with an opinion stating that nothing has come to their attention that would lead them to believe that the Registration Statement or the related prospectus, as of the date of such opinion contains an untrue statement of a material fact or omits a material fact required to be stated in the Registration Statement or the related prospectus or necessary to make the statements contained therein, in light of the circumstances in which they were made, not misleading and (ii) in the event the dispute relates to the adequacy of financial disclosure and the Investors shall reasonably request, the Company's independent auditors shall provide to the Company a letter outlining the performance of such "agreed upon procedures" as shall be reasonably requested by the Investors and the Company shall provide the Investors with a copy of such letter, or (z) if the Company disputes the existence of any such material misstatement or omission, and the dispute relates to the timing of disclosure of a material event and the Company's independent counsel is unable to provide the opinion referenced in clause (y) above to the Investors, then this Agreement shall be suspended for a period of up to thirty (30) days, at the end of which, if the dispute still exists between the Company's independent counsel and the Investors' independent counsel, the Company shall either (i) amend the Registration Statement as provided above, (ii) provide to the Investors the Company's independent counsel opinion and a copy of the letter of the Company's independent auditors referenced above, or (iii) this Agreement shall be suspended for an additional period of up to thirty (30) days; provided, however, that at the end of such sixty (60) day period, if the dispute still exists between the Company's independent counsel and the Investors' independent counsel, the Company shall either (i) amend the Registration Statement as provided above, (ii) provide the Company's independent counsel opinion referenced above, or (iii) the obligation of the Investors to purchase shares of Preferred Stock or Common Stock pursuant to this Agreement shall terminate.


                                   ARTICLE IV
                   Representations and Warranties of Investors

      Each of the Investors represents and warrants to the Company that:

      Section 4.1 Intent. The Investors are entering into this Agreement for their own account and the Investors have no present arrangement (whether or not legally binding) at any time to sell the Preferred Stock or Common Stock to or through any person or entity; provided, however, that by making the representations herein, the Investors do not agree to hold the Preferred Stock or any Common Stock issued to such Investors or received upon the conversion of the Preferred Stock or the exercise of the Warrant for any minimum or other specific term and reserves the right to dispose of the Preferred Stock and the Common Stock at any time in accordance with federal and state securities laws applicable to such disposition.

      Section 4.2 Sophisticated and Accredited Investors. Each of the Investors is a sophisticated investor (as described in Rule 506(b)(2)(ii) of Regulation D) and an accredited investor (as defined in Rule 501 of Regulation D), and each Investor has such experience in business and financial matters that it is capable of evaluating the merits and risks of an investment in Preferred Stock and Common Stock. Each Investor acknowledges that an investment in the equity securities of the Company is speculative and involves a high degree of risk. Each Investor acknowledges that the shares of Preferred Stock to be issued pursuant to this Agreement are "restricted securities" within the meaning of the Securities Act and the rules and regulations promulgated thereunder and may not be resold in the absence of an effective registration statement under the Securities Act or an available exemption from the Securities Act registration requirements.

      Section 4.3 Authority. This Agreement has been duly authorized and validly executed and delivered by the Investors and is a valid and binding agreement of the Investors enforceable against them in accordance with its terms, subject to applicable bankruptcy, insolvency, or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application.

      Section 4.4 Not an Affiliate. Neither Investor is an officer, director or "affiliate" (as that term is defined in Rule 405 of the Securities Act) of the Company.

      Section 4.5 Organization and Standing. Deere Park represents and warrants that it is a corporation duly organized, validly existing, and in good standing under the laws of the state of Illinois. ProFutures represents and warrants that it is a limited partnership duly organized, validly existing and in good standing under the laws of the state of Delaware.

      Section 4.6 Absence of Conflicts. The execution and delivery of this Agreement and any other document or instrument executed in connection herewith, and the consummation of the transactions contemplated thereby, and compliance with the requirements thereof, will not violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on an Investor, or the provision of any indenture, instrument or agreement to which Investor is a party or is subject, or by which an Investor or any of its assets is bound, or conflict with or constitute a material default thereunder, or result in the creation or imposition of any lien pursuant to the terms of any such indenture, instrument or agreement, or constitute a breach of any fiduciary duty owed by an Investor to any third party, or require the approval of any third-party (which has not been obtained) pursuant to any material contract, agreement, instrument, relationship or legal obligation to which an Investor is subject or to which any of its assets, operations or management may be subject.

      Section 4.7 Disclosure; Access to Information. Investors have received all documents, records, books and other information pertaining to Investors' investment in the Company that have been requested by Investors.

      Section 4.8 Manner of Sale. At no time were Investors presented with or solicited by or through any leaflet, public promotional meeting, television advertisement or any other form of general solicitation or advertising.


                                    ARTICLE V
                  Representations and Warranties of the Company

      The Company represents and warrants to the Investors that:

      Section 5.1 Company Status. The Company will take all necessary and appropriate action to have registered its Common Stock pursuant to Section 12(b) or 12(g) of the Exchange Act and to remain in full compliance with all reporting requirements of the Exchange Act, and the Company will take all necessary and appropriate action to meet and maintain all requirements for the initial and continued listing or quotation of its Common Stock on the Principal Market. As of the date hereof, the Company expects that the Principal Market shall be the American Stock Exchange.

      Section 5.2 Financial Statements. The Company has furnished to the Investors its audited consolidated financial statements for the fiscal year ended December 31, 1996, and the three month period ended March 31, 1997, and its unaudited consolidated balance sheet as of June 30, 1997, and consolidated income statement for the six months ended June 30, 1997. All such financial statements were prepared in conformity with United States generally accepted account principles applied on a consistent basis and fairly present the financial position, results of operations and changes in financial condition of the Company for the periods ended on the dates thereof (subject in the case of the unaudited financial statement, to periodic and year-end adjustments and to the absence of footnotes).

      Section 5.3 No General Solicitation in Regard to this Transaction. Neither the Company nor any of its affiliates nor any distributor or any person acting on its or their behalf has conducted any general solicitation (as that term is used in Rule 502(c) of Regulation D) with respect to any Preferred Stock or Common Stock, nor have they made any offers or sales of any security or solicited any offers to buy any security under any circumstances that would require registration of the Preferred Stock or Common Stock under the Securities Act.

      Section 5.4       Capitalization; Valid Issuance of Common Stock.

               (a) As of the date of this Agreement, the Company has authorized capitalization consisting of 100,000,000 shares of Common Stock, par value $0.001 per share and 5,000,000 shares of Preferred Stock, par value $.001 per share. As of September 15, 1997, there were issued and outstanding 19,957,253 shares of Common Stock and no issued and outstanding shares of Preferred Stock. Except for a convertible note in the principle amount of $50,000 issued to Listmart of Florida, Inc., there are no outstanding options, warrants, rights, contracts, commitments, arrangements or understandings, whether absolute or contingent to subscribe for purchase or issue any shares of the capital stock of the Company or any outstanding security or indebtedness convertible into capital stock or exercisable or exchangeable therefore.

               (b) All of the outstanding shares of Common Stock of the Company have been duly and validly authorized and issued and are fully paid and nonassessable. The shares of Common Stock to be issued upon the conversion of the Preferred Stock or which the Company may issue as Optional Shares and upon exercise of the Warrants have been duly reserved for issuance upon conversion of Preferred Stock and exercise of the Warrants, as the case may be. Upon issuance of the Common Stock to the Investors pursuant to the conversion of the Preferred Stock or exercise of the Warrant or otherwise in accordance with the terms of this Agreement, the Common Stock will be duly and validly issued, fully paid and nonassessable. The holders of outstanding Common Stock of the Company are not and shall not be entitled to preemptive or other rights afforded by the Company or other rights afforded by the Company to subscribe for the capital stock or other securities of the Company as a result of the sale of the Preferred Stock or Warrants to the Investors hereunder.

               (c) The Preferred Stock has been duly authorized and, when issued in accordance with this Agreement, will be validly issued, fully paid and nonassessable shares of 5% Convertible Preferred Stock, with no personal liability attaching to the ownership thereof and will be free and clear of all liens, charges, restrictions, claims and encumbrances imposed by or through the Company except as set forth in the Registration Rights Agreement.

      Section 5.5       Organization and Qualification.

               (a) The Company is a corporation duly incorporated and existing in good standing under the laws of the State of Nevada and each subsidiary of the Company is duly incorporated and existing in good standing under the laws of the state of its organization. The Company and each of its subsidiaries is duly licensed or qualified to transact business as a foreign corporation and is in good standing in each jurisdiction in which the nature of the business transacted by it or the character of the properties owned or leased by it requires such licensing or qualification, other than those in which the failure so to qualify would not have a Material Adverse Effect. The Company and each of its subsidiaries has the requisite corporate power to own their properties and to carry on their business as now being conducted and as proposed to be conducted.

               (b) Except as listed on Schedule 5.5(b), (i) the Company does not own of record or beneficially, directly or indirectly, (A) any shares of capital stock or securities convertible into capital stock of any other corporation, or
(B) any participating interest in any partnership, joint venture or other non-corporate business enterprise or (ii) control directly or indirectly, any other entity. The subsidiaries of the Company are listed on Schedule 5.5(b).

      Section 5.6 Authorization; Enforcement. (i) The Company has the requisite corporate power and authority to enter into and perform this Agreement and the Registration Rights Agreement and to issue the Preferred Stock and the Warrants,
(ii) the execution, issuance and delivery of this Agreement and the Registration Rights Agreement by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action and no further consent or authorization of the Company or its Board of Directors or stockholders is required (other than such stockholder approval as may be required by the standards imposed on companies listed on the Principal Market) and (iii) this Agreement and the Registration Rights Agreement have been duly executed and delivered by the Company and constitute valid and binding obligations of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application.

      Section 5.7 Corporate Documents. The Company has furnished or made available or will furnish and make available prior to the Initial Closing Date to the Investors true and correct copies of the Company's Certificate of Incorporation, as amended and in effect on the date hereof (the "Certificate"), and the Company's By-Laws, as amended and in effect on the date hereof (the "By-Laws").

      Section 5.8 No Conflicts. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby, including without limitation, the issuance of Preferred Stock and the Warrants do not and will not (i) result in a violation of the Company's Certificate of Incorporation or By-Laws or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture or instrument to which the Company or any of its subsidiaries is a party, or (iii) result in a violation of any federal, state, local or foreign law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Company or any of its subsidiaries or by which any property or asset of the Company or any of its subsidiaries is bound or affected (except for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect) nor is the Company otherwise in violation of, in conflict with or in default under any of the foregoing; provided that, for purposes of the Company's representations and warranties as to violations of foreign law, rule or regulation referenced in clause (iii), such representations and warranties are made only to the best of the Company's knowledge insofar as the execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby are or may be affected by the status of the Investors under or pursuant to any such foreign law, rule or regulation). The business of the Company is not being conducted in violation of any law, ordinance or regulation of any governmental entity, except for possible violations which either singly or in the aggregate do not and will not have a Material Adverse Effect. The Company is not required under federal, state or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement or issue and sell the Preferred Stock or the Warrants in accordance with the terms hereof (other than any SEC, NASD or state securities filings which may be required to be made by the Company subsequent to any Closing, and any registration statement which may be filed pursuant hereto and other than any shareholder approval required by the rules applicable to companies listed in the Principal Market); provided that, for purposes of the representation made in this sentence, the Company is assuming and relying upon the accuracy of the relevant representations and agreements of the Investors herein.

      Section 5.9 Documents. The Company has delivered or made available to the Investors true and complete copies of the SEC Documents, if any, (including, without limitation, proxy information and solicitation materials). The Company has not provided to the Investors any information which, according to applicable law, rule or regulation, should have been disclosed publicly prior to the date hereof by the Company but which has not been so disclosed. As of their respective dates, the SEC Documents complied and will comply in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and rules and regulations of the SEC promulgated thereunder and other federal, state and local laws, rules and regulations applicable to such SEC Documents, and none of the SEC Documents contained or will contain any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Documents comply and will comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC or other applicable rules and regulations with respect thereto. Such financial statements have been and will be prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

      Section 5.10 No Material Adverse Effect. Since June 30, 1997, no Material Adverse Effect has occurred or exists with respect to the Company or its subsidiaries.

      Section 5.11 No Undisclosed Liabilities. The Company and its subsidiaries have no liabilities or obligations which are material, individually or in the aggregate, and are not disclosed in the financial statements described in
Section 5.1 or following the Company's filing of the Registration Statements described in Section 3.2., in SEC Documents or otherwise publicly announced, other than those incurred in the ordinary course of the Company's or its subsidiaries' respective businesses since the filing of the Company's most recent SEC Document, and which, individually or in the aggregate, do not or would not have a Material Adverse Effect on the Company and upon any of its subsidiaries.

      Section 5.12 No Undisclosed Events or Circumstances. Since June 30, 1997, no event or circumstance has occurred or exists with respect to the Company or its subsidiaries or their respective businesses, properties, prospects, operations or financial condition, which, under applicable law, rule or regulation, requires public disclosure or announcement prior to the date hereof by the Company but which has not been so publicly announced or disclosed in the SEC Documents.

      Section 5.13 No Integrated Offering. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, other than pursuant to this Agreement, under circumstances that would require registration of the Preferred Stock under the Securities Act.

      Section  5.14  Litigation  and Other  Proceedings.  Except as set forth in
Schedule 5.14, there are no lawsuits or proceedings pending or to the best knowledge of the Company threatened, against the Company, nor has the Company received any written or oral notice of any such action, suit, proceeding or investigation, which could reasonably be expected to have a Material Adverse Effect on the Company or which could reasonably be expected to materially adversely affect the transactions contemplated by this Agreement. Except as set forth in Schedule 5.14, no judgment, order, writ, injunction or decree or award has been issued by or, so far as is known by the Company, requested of any court, arbitrator or governmental agency which could reasonably be expected to result in a Material Adverse Effect on the Company or which could reasonably be expected to materially adversely affect the transactions contemplated by this Agreement.


                                   ARTICLE VI
                            Covenants of the Company

      Section 6.1 Registration Rights. The Registration Rights Agreement shall remain in full force and effect and the Company shall comply in all respects with the terms thereof.

      Section 6.2 Reservation of Common Stock. As of the date hereof, the Company has reserved and the Company shall continue to reserve and keep available at all times, free of preemptive rights, shares of Common Stock for the purpose of enabling the Company to satisfy any obligation to issue shares of its Common Stock incident to the conversion of the Preferred Stock and incident to the exercise of the Warrants and otherwise in accordance with the terms of this Agreement; such amount of shares of Common Stock to be reserved to be calculated based upon the minimum purchase price therefor under the terms of this Agreement, and assuming the full exercise of the Warrants. The number of shares so reserved from time to time, as theretofore increased or reduced as hereinafter provided, may be reduced by the number of shares actually delivered hereunder and the number of shares so reserved shall be increased to reflect (a) potential increases in the Common Stock which the Company may thereafter be so obligated to issue by reason of adjustments to the purchase price therefor and the issuance of the Warrants and (b) stock splits and stock dividends and distributions.

      Section 6.3 Listing of Common Stock. The Company hereby agrees to obtain and maintain the listing of its Common Stock on a Principal Market, and as soon as practicable but in any event prior to the commencement of the Commitment Period to list the shares of Common Stock issuable under this Agreement (including Common Stock issuable upon conversion of Preferred Stock and exercise of the Warrant). The Company shall undertake its best efforts to obtain the shareholder approval, if any, referenced in Section 5.6 required for the issuance of Preferred Stock under this Agreement within such time period as shall not at any time preclude the Company from providing an Optional Purchase Notice for the maximum Investment Amount provided by Section 2.2.

      Section 6.4 Exchange Act Registration. The Company will cause its Common Stock to be registered under Section 12(g) or 12(b) of the Exchange Act, will comply in all respects with its reporting and filing obligations under said Act, and, once registered, will not take any action or file any document (whether or not permitted by said Act or the rules thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under said Act. The Company will take all action to continue the listing and trading of its Common Stock on the Principal Market and will comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of the NASD and the Principal Market.

      Section 6.5 Legends. The certificates evidencing the Common Stock to be issued to the Investors after the Effective Date upon the conversion of the Preferred Stock and the exercise of the Warrants or otherwise in accordance with the terms of this Agreement, subject to the continued effectiveness of the appropriate registration statement, shall be free of legends, so-called "stop transfer," or "stock transfer restrictions," or other restrictions upon transfer by the Investors to a bona fide third party which is not an affiliate of the Company. Notwithstanding the absence of such legends or restrictions, the Investors agree to comply with Securities Act prospectus delivery requirements in any sale of Preferred Stock and Common Stock not made in compliance with Rule 144 or another available exemption. Immediately following the Effective Date, the Investors shall have the right to surrender certificates representing the any shares of Common Stock issued to the Investors as contemplated by this Agreement in exchange for new certificates free of legends, "stop transfer" or "stock transfer restrictions," or other restrictions upon transfer, and the Company agrees to perform whatever acts are reasonably necessary to facilitate such exchange on a timely basis.

      Section 6.6 Corporate Existence. The Company will take all steps necessary to preserve and continue the corporate existence of the Company.

      Section 6.7 Additional SEC Documents. The Company will furnish to the Investors upon request copies of all SEC Documents furnished or submitted to the SEC.

      Section 6.8 Blackout Period. (a) The Company will immediately notify the Investors upon the occurrence of any of the following events in respect of a registration statement or related prospectus in respect of an Equity Offerings;
(i) receipt of any request for additional information by the SEC or any other federal or state governmental authority during the period of effectiveness of the registration statement for amendments or supplements to the registration statement or related prospectus; (ii) the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of the registration statement or the initiation of any proceedings for that purpose; (iii) receipt of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Common Stock for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; (iv) the happening of any event which makes any statement made in the registration statement or related prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or which requires the making of any changes in the registration statement, related prospectus or documents so that, in the case of the registration statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the related prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (vi) the Company's reasonable determination that a post-effective amendment to the registration statement would be appropriate; and the Company will promptly make available to the Investors any such supplement or amendment to the related prospectus. The Company shall not deliver to the Investors any Optional Purchase Notice during the continuation of any of the foregoing events.

      Section 6.9 Expectations Regarding Optional Purchase Notices. Within 10 days after the commencement of each calendar quarter occurring subsequent to the commencement of the Commitment Period, the Company undertakes to notify the Investors as to its reasonable expectations as to the dollar amount it intends to raise during such calendar quarter, if any, through the issuance of Optional Purchase Notices. Such notification shall constitute only the Company's good faith estimate and shall in no way obligate the Company to raise such amount, or any amount, or otherwise limit its ability to deliver Optional Purchase Notices. The failure by the Company to comply with this provision can be cured by the Company's notifying the Investors at any time as to its reasonable expectations with respect to the current calendar quarter.

      Section 6.10 Penalties for Failure to Obtain or Maintain Effectiveness of Registration Statements.

           (a) In the event the Company fails to obtain the effectiveness of a Registration Statement on or before February 28, 1998 as set forth in Section 3.2(a) or the effectiveness of the Registration Statement is suspended or a current prospectus meeting the requirements of Section 10 of the Securities Act is not available for delivery by the Investors (such suspension or failure of delivery is referred to herein as a "suspension"), the Company shall pay to the Investors within five (5) days following the end of each thirty (30) day period following the date by which such Registration Statement was required to have been declared effective or following the date of suspension, in cash, an aggregate amount equal to $60,000 for the first 30 days such registration is not declared effective, and an aggregate of $120,000 per each 30-day period thereafter. All amounts payable hereunder shall be paid to the Investors by cashier's check or wire transfer in immediately available funds to such account or accounts as shall be designated in writing by the Investors.

           (b) In the event the Company fails to obtain the effectiveness of a Registration Statement within 210 days following the Initial Closing Date, the Investors for a period of 90 days following the expiration of such 210-day period shall have a right to sell to the Company and the Company shall be obligated to purchase from the Investors the Initial Shares at a price equal to the Subscription Price thereof plus accrued and unpaid dividends. In the event the Investors exercise such rights of sale, the Company shall be obligated to close the purchase of the Initial Shares within 15 days after receipt of notice of such exercise. Performance of the Company's obligations under this Section 6.10(b) will be secured by a Security and Pledge Agreement to be executed and delivered by the Company on the Initial Closing Date and by a pledge of 2,000,000 shares of Common Stock by certain stockholders of the Company pursuant to a Pledge Agreement to be executed and delivered by such stockholders on the Initial Closing Date.

      Section 6.11 Legal Fees and Expenses. The Company shall pay upon demand or otherwise reimburse the Investors for all reasonable legal fees and expenses incurred in connection with the transactions contemplated by this Agreement, the Warrants and the Registration Rights Agreement, including without limitation those incurred in connection with the negotiation, drafting, documentation and closing thereof.

      Section 6.12 Amendment of Articles of Incorporation. Immediately following the Initial Closing, the Company shall cause the Articles of Incorporation of the Company to be further amended to conform the Certificate of Designations, Preferences and Rights of the Series A Convertible Preferred Stock to Exhibit A attached hereto and made a part hereof.

                                   ARTICLE VII
                                     Legends

      Section 7.1 Legends. The Initial Shares, the Holdback Shares, subsequently issued Preferred Stock and each Warrant will bear the following legend (the "Legend"):

                  THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD OR OFFERED FOR SALE EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR AN APPLICABLE EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS.

               Upon the execution and delivery hereof, the Company is issuing to the transfer agent for its Preferred Stock and Common Stock (and to any substitute or replacement transfer agent for its Preferred Stock and Common Stock coterminous with the Company's appointment of any such substitute or replacement transfer agent) irrevocable instructions. Such instructions shall be irrevocable by the Company from and after the date hereof or from and after the issuance thereof to any such substitute or replacement transfer agent, as the case may be, except as otherwise expressly provided in the Registration Rights

Agreement. It is the intent and purpose of such instructions, as provided therein, to require the transfer agent for the Preferred Stock and Common Stock from time to time upon transfer of Preferred Stock and Common Stock by the Investors to issue certificates evidencing Preferred Stock and Common Stock free of the Legend during the following periods and under the following circumstances and without consultation by the transfer agent with the Company or its counsel and without the need for any further advice or instruction or documentation to the transfer agent by or from the Company or its counsel or the Investors:

               (a) At any time after the Effective Date: (i) incident to the conversion of shares of Preferred Stock; (ii) incident to the exercise of any Warrant; or (iii) upon any surrender of one or more certificates evidencing Common Stock which bear the Legend, to the extent accompanied by a notice requesting the issuance of new certificates free of the Legend to replace those surrendered; and

               (b) At any time upon any surrender of one or more certificates evidencing Preferred Stock or Common Stock which bear the Legend, to the extent accompanied by a notice requesting the issuance of new certificates free of the Legend to replace those surrendered and containing representations that (i) the Investor has a bona fide intention to dispose of such stock pursuant to Rule 144 under the Securities Act or is otherwise permitted to dispose thereof without limitation as to amount or manner of sale pursuant to Rule 144(k) under the Securities Act; or (ii) the Investor has sold, pledged or otherwise transferred or agreed to sell, pledge or otherwise transfer such stock in a manner other than pursuant to an effective registration statement, to a transferee who will upon such transfer be entitled to freely tradeable securities; provided that in connection with an event described in clause (i) or (ii), the transfer agent shall be entitled to receive an opinion of counsel to the Investor that in such circumstances the Legend may be removed and that the transferee (provided that such transferee is not an affiliate of the Company) shall be entitled to hold freely tradeable securities.

      Section 7.2 No Other Legend or Stock Transfer Restrictions. No Legend has been or shall be placed on the share certificates representing the Preferred Stock and Common Stock and no instructions or "stop transfers," so called, "stock transfer restrictions," or other restrictions have been or shall be given to the Company's transfer agent with respect thereto other than as expressly set forth in this Article VII.

      Section 7.3 Investors' Compliance. Nothing in this Article VII shall affect in any way the Investors' obligations under any agreement to comply with all applicable securities laws upon resale of Preferred Stock and Common Stock.

      Section 7.4 Covenants of the Investors. The Investors agree that any short sales made by the Investors with respect to Common Stock will be followed by a notice of conversion with respect to an equivalent number of shares of Common Stock within four trading days of such short sale.

                                  ARTICLE VIII
                         Other Issuances of Common Stock

      Section 8.1 Antidilution Prohibition. Except with the prior written consent of the Investors which consent shall not unreasonably be withheld, the Company may not at any time within the time period commencing on the Subscription Date and ending on the last day of the Commitment Period, issue shares of Common Stock without consideration (other than in the form of a dividend) or at a price per share less than the daily low trading price on the date of issue, issue options, rights or warrants to subscribe for or purchase Common Stock (or securities convertible into Common Stock) without consideration or at a price per share (or having a conversion price per share, if a security convertible into Common Stock) less than the daily low trading price of the Common Stock on the date of issue, or in the case of securities convertible into Common Stock having a conversion price less than the daily low trading price of the Common Stock on the date of conversion. The foregoing prohibition shall not apply to the issuance of shares of Common Stock which may be issued upon exercise of options under the Company's employee or director stock option plans, upon the conversion or exchange of convertible or exchangeable securities or upon the exercise of warrants, or other rights, which options, convertible or exchangeable securities, warrants or other rights are outstanding on the date of execution and delivery of this Agreement.

                                   ARTICLE IX
                             Choice of Law and Venue

      Section 9.1 Choice of Law; Submission to Jurisdiction. THIS AGREEMENT SHALL BE CONSTRUED UNDER THE LAWS OF THE STATE OF ILLINOIS, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW OR CHOICE OF LAW. The parties hereby agree that all actions or proceedings arising directly or indirectly from or in connection with this Agreement shall, at the option of either party, be litigated only in a state or federal court located in the City of Chicago, Cook County, Illinois. The parties consent to the jurisdiction and venue of the foregoing court and consent that any process or notice of motion or other application to said court or a judge thereof may be served inside or outside the State of Illinois by registered mail, return receipt requested, directed to the party for which it is intended at its address set forth in this Agreement (and service so made shall be deemed complete five (5) days after the same has been posted as aforesaid) or by personal service or in such other manner as may be permissible under the rules of said court.


                                    ARTICLE X
               Assignment; Entire Agreement, Amendment; Publicity

      Section 10.1 Assignment. Neither this Agreement nor any rights of the Investors or the Company hereunder may be assigned by any party to any other person. Notwithstanding the foregoing, (a) the provisions of this Agreement shall inure to the benefit of, and be enforceable by, any transferee of any of the Preferred Stock and Common Stock purchased or acquired by the Investors hereunder with respect to the Preferred Stock and Common Stock held by such person, and (b) the Investor's interest in this Agreement may be assigned at any time, in whole or in part, to any other person or entity (including any affiliate of any Investor) upon the prior written consent of the Company, which consent shall not to be unreasonably withheld.

      Section 10.2 Entire Agreement, Amendment. This Agreement, the Registration Rights Agreement, and the other documents delivered or to be delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subject hereof and thereof, and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth in this Agreement or therein. Except as expressly provided in this Agreement, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought.

      Section 10.3 Publicity. The Company agrees that it will not disclose, and will not include in any public announcement, the names of the Investors without their consent, unless and until such disclosure is required by law or applicable regulation, and then only to the extent of such requirement.


                                   ARTICLE XI
                   Notices; Cost and Expenses; Indemnification

      Section 11.1 Notices. All notices, demands, requests, consents, approvals or other communications required or permitted to be given hereunder or which are given with respect to this Agreement shall be in writing and shall be personally served or deposited in the mail, registered or certified, return receipt requested, postage prepaid, or delivered by reputable air courier service with charges prepaid, or transmitted by hand delivery, telegram, telex or facsimile, addressed as set forth below, or to such other address as such party shall have specified most recently by written notice:

      (a)   if to the Company, to:     Fortune Financial Systems, Inc.
                                       1200 West State Road 434
                                       Suite 112
                                       Longwood, Florida 32750
                                       Attention:  James S. Byrd
                                       Facsimile No.:   (407)328-9680

            with copies to:            Atlas Pearlman Trop & Borkson
                                       New River Center, Suite 1900
                                       200 East Las Olas Boulevard
                                       Fort Lauderdale, Florida  33301
                                       Attention:  James Schneider, Esq.
                                       Facsimile No.: (954)766-7800

      (b)   if to the Investors, to:   Deere Park Capital Management, Inc.
                                       650 Dundee Road, Suite 460
                                       Northbrook, Illinois 60062
                                       Attention:  Douglas A. Gerrard, President

                                       Facsimile No.: (847)509-8529

                                             and

                                       ProFutures Special Equities Fund, L.P.
                                       c/o ProFutures Fund Management, Inc.,
                                        General Partner
                                       1310 Highway 620 South
                                       Suite 200
                                       Austin, Texas 78734
                                       Attention:  Gary D. Halbert, President
                                       Facsimile No.: (512)263-3459
            with copies to:            Ungaretti & Harris
                                       3500 Three First National Plaza
                                       Chicago, IL 60602
                                       Attention: Gary I. Levenstein, Esq.
                                       Facsimile No.: (312)977-4108

                                             and

                                       Fishman, Jones, Walsh & Marsh
                                       1310 Highway 620 South
                                       Suite 200
                                       Austin, Texas  78734
                                       Attention:  John Gray, Esq.
                                       Facsimile No.: (512)263-8058

      Notice shall be deemed given on the date of service or transmission if personally served or transmitted by telegram, telex or facsimile. Notice otherwise sent as provided herein shall be deemed given on the third business day following the date mailed or on the second business day following delivery of such notice by a reputable air courier service.

      Section 11.2      Indemnification.

               (a) Indemnification of Investors. The Company agrees to indemnify and hold harmless the Investors and each person, if any, who controls the Investors within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act as follows:

                        (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including any prospectus, or in any offering circular or other document, as applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statement therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any prospectus (or any amendment or supplement thereto), or in any offering circular or other document, as applicable, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                        (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 11.3(d) below) any such settlement is effected with the written consent of the Company; and

                        (iii) against any and all expenses whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Investors), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i ) or (ii) above; provided, however, that this indemnity shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by the Investors expressly for use in the Registration Statement (or any amendment thereto), including any prospectus (or any amendment or supplement thereto), or in any offering circular or other document, as applicable.

               (b) Indemnification of Company. The Investors agree to indemnify and hold harmless the Company its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including any prospectus (or any amendment or supplement thereto), or in offering circular or other document, as applicable, in reliance upon and in conformity with written information furnished to the Company by the Investors expressly for use in the Registration Statement (or any amendment or supplement thereto) or in any offering circular or other document, as applicable.

               (c) Action against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 11.3(a) above, counsel to the indemnified parties shall be selected by the Investors, and in the case of parties indemnified pursuant to Section 11.3(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry or any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section or Section 11.4 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation proceeding or claim and
(ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of an any indemnified party.

               (d) Settlement without Consent or Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for the fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 11.3(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

      Section 11.4 Contribution.  If the indemnification provided for in Section
11.3 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to herein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Investors on the other hand from the offering of the Preferred Stock pursuant to this Agreement or (ii) if the allocation provided by clause
(i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Investors on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

               The relative benefits received by the Company on the one hand and the Investors on the other hand in connection with the offering of the Common Stock pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Preferred Stock pursuant to this Agreement (before deducting expenses) received by the Company and the total net proceeds received by the Investors (before deducting expenses) bear to the aggregate public offering price.

               The relative fault of the Company on the one hand and the Investors on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Investors and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

               The Company and the Investors agree that it would not be just and equitable if contribution pursuant to this Section 11.4 were determined on a pro-rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 11.4. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 11.4 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

               Notwithstanding the provisions of this Section 11.4, the Investors shall not be required to contribute any amount in excess of the amount by which the total price at which the Preferred Stock purchased by it and resold to the public exceeds the amount of any damages which the Investors have otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

               No person  guilty of  fraudulent  misrepresentation  (within  the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

               For purposes of this Section 11.4, each person, if any, who controls the Investors within the meaning of Section 15 of the Securities Act or
Section 20 of the Exchange Act shall have the same rights to contribution as such Investors, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company.


                                   ARTICLE XII
                                  Miscellaneous

      Section 12.1 Counterparts. This Agreement may be executed in any number of counterparts, all of which together shall constitute one instrument.

      Section 12.2 Survival; Severability. The representations, warranties, covenants and agreements of the parties hereto shall survive each Closing hereunder. The indemnity and contribution agreements contained in Sections 11.3 and 11.4 hereof shall remain operative and in full force and effect regardless of (i) any termination of this Agreement or of the Commitment Period, (ii) any investigation made by or on behalf of any indemnified party or by or on behalf of the Company, and (iii) the consummation of the sale or successive resales of the Common Stock. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that such severability shall be ineffective if it materially changes the economic benefit of this Agreement to any party.

      Section 12.3 Title and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

      Section 12.4 Reporting Entity for the Common Stock. The reporting entity relied upon for the determination of the trading price or trading volume of the

Common Stock on any given Trading Day for the purposes of this Agreement shall be Bloomberg L.P. or any other reputable pricing service chosen by the Investors and reasonably acceptable to the Company.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date first written above.

DEERE PARK CAPITAL MANAGEMENT, INC.

By: /s/ David A. White
    ------------------
President



PROFUTURES SPECIAL EQUITIES FUND, L.P.

By  PROFUTURES FUND MANAGEMENT, INC., a general partner

By: / s/ Gary D. Halbert
    --------------------
President


FORTUNE FINANCIAL SYSTEMS, INC.

By: /s/ Roger C. Royce
    ------------------
President and CEO

                                    EXHIBIT A

                   PREFERRED STOCK DESIGNATION OF PREFERENCES


      Pursuant to the authority vested in the Board of Directors of the Corporation by its Certificate of Incorporation, as amended, a series of
Preferred Stock of the Corporation hereby is created; and the designations, preferences and relative, participating, optional or other special rights of the shares of such series, and the qualifications, limitations and restrictions thereof, shall be as follows:
      A. Designation and Number of Shares. The series created hereby shall be designated and known as the "Series A Convertible Preferred Stock" of the Corporation, consisting of Two Hundred Thousand (200,000) shares, $0.001 par value per share ("Series A Preferred"). For purposes of making certain calculations provided for herein, the Series A Preferred shall have a stated value of One Hundred Dollars ($100.00) per share. The Corporation may from time to time redeem, repurchase or otherwise acquire shares of the Series A Preferred, out of funds legally available therefor; and said shares shall be canceled and shall revert to the status of authorized but unissued Preferred Stock, undesignated as to series and subject to reissuance by the Corporation as shares of Preferred Stock of any one or more series.
      B. Dividends. The holders of the Series A Preferred shall receive out of funds legally available therefor, preferential non-participating dividends at the rate of Five Percent (5%) of the stated value per share of the Series A Preferred per year, payable in four (4) equal installments on March 31, June 30, September 30 and December 31 in each year. Such dividends on the Series A Preferred shall be cumulative, such that if dividends for any dividend period at the rate specified above shall not have been paid, or declared and a sum sufficient for the payment thereof set apart, the deficiency shall be fully paid or set apart, with interest thereon at the prime rate as quoted from time to time by The Wall Street Journal, before any dividends shall be set apart for or paid on any shares of the Common Stock of the Corporation. Whenever full dividends on the Series A Preferred for all past dividend periods, with interest, and for the current dividend period shall have been declared, and the Corporation shall have either paid such dividends or set apart a sum sufficient for the payment thereof, then the Board of Directors of the Corporation may declare and pay dividends on the Common Stock out of the remainder of the Corporation's assets available therefor.
      C. Conversion. Each holder of the Series A Preferred shall have the right, at his option, to convert each share of Series A Preferred owned by him into shares of the Common Stock of the Corporation, at any time on the following terms and conditions:
                  1. Right of Conversion. The Series A Preferred shall be convertible commencing on the date of issuance at the principal business office of the Corporation (or at the office of any transfer agent for the Series A Preferred) into such number of fully paid and non-assessable shares of the Common Stock of the Corporation, calculated as to each conversion to the nearest one/one-hundredth (1/100th) of a share, dividing the sum of the stated value of each share of Series A Preferred and all accrued and unpaid dividends through the date of conversion by the conversion price determined as provided in subparagraph 4 below, each share of Series A Preferred to be converted having a stated value of One Hundred Dollars ($100.00) for the purpose of such conversion.

                  2. Procedure for Conversion. In order to convert shares of the Series A Preferred into Common Stock of the Corporation, the holder thereof shall deliver to any office specified in subparagraph 1 above his certificate or certificates for the shares to be converted, duly endorsed to the Corporation or accompanied by an executed stock power, together with written notice to the Corporation that he elects to convert such shares. Shares of the Series A Preferred shall be deemed to have been converted immediately prior to the close of business on the day of the surrender of the certificate or certificates for such shares for conversion in accordance with the foregoing provisions (the "Conversion Time"). At the Conversion Time, the rights of the holder of such Series A Preferred as such holder shall cease, and the person or persons entitled to receive the Common Stock of the Corporation issuable upon such conversion shall thereafter be treated for all purposes as the record holder or holders of such Common Stock. As soon as possible after the conversion, but in no event later than four (4) business days after the Conversion Time, the Corporation shall issue and shall deliver to the converting holder (i) a certificate or certificates for the number of full shares of the Common Stock of the Corporation issuable upon such conversion, (ii) a cash payment in lieu of any fraction of a share, as provided in subparagraph 3 below, which the converting holder is entitled to receive, (iii) a cash payment in an amount equal to all accrued dividends with respect to each share of Series A Preferred converted which have been declared but not paid prior to the conversion, and (iv) a certificate for any shares of Series A Preferred which were represented by the surrendered certificate or certificates but which were not converted.

                  3. No Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of the Series A Preferred. In lieu thereof, the Corporation shall pay a cash adjustment equal to the same fraction of the conversion price on the date on which the certificate or certificates for Series A Preferred were surrendered for conversion.
                  4. Conversion Price. The conversion price shall be equal to a percentage of the average of the closing bids for the Common Stock of the Corporation for the ten (10) trading days immediately prior to the Conversion Time as reported by Bloomberg L.P. The percentage used to calculate the conversion price shall vary depending upon the amount of time the converting holder has held the Series A Preferred, as shown in the following table:
                                  Holding Period                      Percentage
                                  --------------                      ----------

From the date of issuance of the Series A Preferred through
the 30th day after issuance                                               93%


From the 31st day through the 60th day after issuance                     92%

From the 61st day through the 90th day after issuance                     90%

From the 91st day through the 120th day after issuance                    89%

From the 121st day through the 150th day after issuance                   88%

From the 151st day through the 180th day after issuance                   86%

From the 181st day through the 225th day after issuance                   84%

From the 226th day through the 270th day after issuance                   82%

From the 271st day through the 315th day after issuance                   80%

From the 316th day through the 360th day after issuance                   76%

From and after the 361st day after issuance                               75%

                  5. Reservation of Shares. The Corporation shall at all times while any shares of the Series A Preferred remain outstanding reserve a sufficient number of shares of the Corporation's Common Stock for issuance upon conversion of the Series A Preferred.
                  6. Penalty for Failure to Convert. In the event that the Corporation fails to deliver to a converting holder of Series A Preferred those items which said holder is entitled to receive as specified in subparagraph 2 above within four (4) business days after the Conversion Time, the Corporation shall be required to pay to such converting holder a penalty in cash calculated on the stated value of the Series A Preferred surrendered for conversion at the rate of Three Percent (3%) per month. The amount of such penalty shall be calculated on the basis of a 30-day month and shall be payable no later than five
         (5) days following each 30-day period during which conversion has not occurred.
      D. Voting Rights. The holders of the Series A Preferred shall be entitled to one (1) vote for each share of Series A Preferred owned by them on all matters required or permitted to be submitted to a vote of stockholders.

                                 SCHEDULE 5.5(b)

                          Subsidiaries and Investments

(i) and (ii) None except as indicated below:

SUBSIDIARY                                               STATE OF INCORPORATION
----------                                               ----------------------

Success Media, Inc.                                      Florida

Fortune Marketing International, Inc.                    Nevada

Professional Marketing, Inc.                             Utah

Internet Development Incorporated                        Utah

                                  SCHEDULE 5.14
                        Litigation and Other Proceedings
                                      None.